Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated March 20, 2007, with respect to the financial statements of CG-OMNOVA Decorative Products (Shanghai) Co., Ltd., included in this Form 10-K/A (Amendment No. 1) of OMNOVA Solutions Inc. for the year ended November 30, 2006.

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement No. 333-112530 on Form S-3,

•	Registration Statement No. 333-100558 on Form S-8,

•	Registration Statement No. 333-88143 on Form S-8,

•	Registration Statement No. 333-88145 on Form S-8,

•	Registration Statement No. 333-34938 on Form S-8,

•	Registration Statement No. 333-88587 on Form S-3,

•	Post Effective Amendment No. 1 to Registration Statement No. 333-88143 on Form S-8,

•	Post Effective Amendment No. 1 to Registration Statement No. 333-34938 on Form S-8.

of our report dated March 20, 2007, with respect to the financial statements of CG-OMNOVA Decorative Products (Shanghai) Co., Ltd., and our report included in this Form 10-K/A (Amendment No. 1) of OMNOVA Solutions Inc.

/s/ Ernst & Young Hua Ming

Shanghai Branch, The People’s Republic of China

March 20, 2007